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              [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL]

                                                                   FILE NUMBER
                                                                      865374


                                July 16, 1998


Kranzco Realty Trust
128 Fayette Street
Conshohocken, Pennsylvania 19428

                  Re:      Kranzco Realty Trust
                           Registration Statement on Form S-4
                           Registration No. 333-52743
                           -----------------------------------

Ladies and Gentlemen:

     We have served as Maryland counsel to Kranzco Realty Trust, a Maryland real estate investment trust (the "Company"), in connection with certain matters of Maryland law arising out of the registration of (a) $8,000,000 of its Callable Convertible Subordinated Notes due 2008 (the "Notes") and (b) 400,000 Common Shares (the "Conversion Shares") of Beneficial Interest, par value $.01 per share, of the Company ("Common Shares") issuable upon conversion of the Notes, in connection with the Company's offer to exchange (the "Exchange Offer") $.7707 of Notes for each outstanding share of common stock, par value $.01 per share (each, an "NAI Share" and collectively, the "NAI Shares") of New America Network, Inc., a Delaware corporation ("NAI"), validly tendered on or prior to the Expiration Date and not properly withdrawn, not to exceed 10,379,531 NAI Shares, as described in the above-referenced Registration Statement, as amended (the "Registration Statement"), under the Securities Act of 1933, as amended (the "1933 Act"). Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

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Kranzco Realty Trust
July 16, 1998
Page 2

     1. The Registration Statement in the form in which it was transmitted to the Securities and Exchange Commission (the "Commission"), including the related form of Prospectus (the "Prospectus") included therein;

     2. The Amended and Restated Declaration of Trust of the Company, as amended (the "Declaration of Trust") certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

     3. The Bylaws of the Company, certified as of a recent date by its Secretary;

     4. Resolutions adopted by the Board of Trustees, or a duly authorized committee thereof, relating to (i) the issuance of the Notes and (ii) the authorization of the sale, issuance and registration of the Conversion Shares, certified as of a recent date by the Secretary of the Company;

     5.  The Exchange Agreement;

     6. The form of Indenture (the "Indenture") attached as an Exhibit to the Registration Statement;

     7. The form of certificates evidencing the Notes (the "Note Certificate") included in the Indenture;

     8. The form of certificate evidencing Common Shares (the "Share Certificate") attached as an Exhibit to the Registration Statement;

     9. A certificate of the SDAT, as of a recent date, as to the good standing of the Company;

     10. A certificate executed by the Secretary of the Company, dated the date hereof; and

     11. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

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Kranzco Realty Trust
July 16, 1998
Page 3

     1. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

    2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

    3. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

    4. All Documents submitted to us as originals are authentic. The form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete, however, we have not relied upon such statements and information to the extent that they constitute matters of Maryland law as to which we express an opinion herein. There has been no modification or amendment to any provision of any of the Documents and there has been no waiver of any provision of any of the Documents, by action or conduct of the parties or otherwise.

     5. The Board of Trustees, or a duly authorized committee thereof, will set the interest rate of the Notes prior to the issuance of any of the Notes.

     The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Company is a real estate investment trust duly formed and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

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Kranzco Realty Trust
July 15, 1998
Page 4

     2. The Company has duly authorized the issuance of the Notes pursuant to the Indenture by all necessary Trust action.

     3. The Conversion Shares have been duly authorized and, upon issuance on conversion of the Notes in accordance with the terms of the Indenture and delivery of the Conversion Shares in the form of the Share Certificate, such Conversion Shares will be (assuming that upon any such issuance the total number of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Company is then authorized to issue under the Declaration of Trust) validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or "blue sky") laws of the State of Maryland.

     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to you for your submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent. Notwithstanding the foregoing, Robinson Silverman Pearce Aronsohn & Berman LLP, counsel to the Company, may rely upon this opinion for the purpose of delivering its opinion with respect to the Notes.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm in the section entitled "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

     We further consent to the use of this opinion as an exhibit to the Company's applications to the Securities Commissioners of various states of the United States in connection with the registration or qualification of the Notes and/or the Conversion Shares.

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Kranzco Realty Trust
July 15, 1998
Page 5

                                              Very truly yours,


                                              /s/ Ballard Spahr
                                                  Andrews & Ingersoll LLP